CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2015 relating to the financial statements and financial statement schedule which appears in Landauer, Inc.'s Annual Report on Form 10‑K for the year ended September 30,2015.

/s/ PricewaterhouseCoopers LLP
Chicago, IL

June 8, 2016